As filed with the Securities and Exchange Commission on October 6, 2008
Registration Nos. 333-144436 and 333-146281

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
ON FORM F-3 TO
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Seanergy Maritime Corp.
(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	98-0529217
State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization	Identification Number)
c/o Vgenopoulos and Partners Law Firm
15 Filikis Eterias Square,
Athens, 106 73, Greece
Tel: +30 (210) 720-6900
Fax: +30 (210) 723-1462
(Address and telephone number of registrant’s principal executive offices)
Georgios Koutsolioutsos, Chairman of the Board of Directors
c/o Vgenopoulos and Partners Law Firm
15 Filikis Eterias Square,
Athens, 106 73, Greece
Tel: +30 (210) 720-6900
(Name, address and telephone number of agent for service)
with a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000
          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE
          Pursuant to Rule 429 of the Securities Act, this Post-Effective Amendment No. 2 on Form F-3 to Form F-1 contains an updated prospectus relating to (i) the offering and sale of shares of common stock issuable upon exercise of warrants that were issued to public investors in connection with the registrant’s initial public offering and (ii) certain securities issuable upon exercise of an option sold to the representative of the underwriters in connection with such offering, all of which were (together with certain other securities of the registrant) initially registered by Seanergy Maritime Corp. on the Registration Statements on Form F-1 (File Nos. 333-144436 and 333-146281) declared effective by the Securities and Exchange Commission on September 24, 2007. This Post-Effective Amendment No. 2 is being filed to refer to the Registration Statement on Form F-1 (File No 333-146281). All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statements.

Subject to completion, dated October 6, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SEANERGY MARITIME CORP.
25,100,000 Shares of Common Stock
1,000,000 Common Stock Purchase Warrants
          This prospectus relates to 23,100,000 shares of common stock, par value $0.0001 per share, of Seanergy Maritime Corp. (“Seanergy,” the “Company,” “we,” “us” or similar words), which are issuable upon the exercise of outstanding common stock purchase warrants issued in our initial public offering pursuant to a prospectus dated September 24, 2007.
          This prospectus also relates to the issuance of the following securities issuable upon exercise of the unit purchase option granted to the representative of the underwriters in our initial public offering: (i) 1,000,000 shares of common stock, par value $0.0001 per share, (ii) 1,000,000 common stock purchase warrants and (iii) 1,000,000 shares of common stock issuable upon the exercise of the underwriters’ warrants.
          In order to obtain the shares of common stock, the holders of the warrants must pay an exercise price of $6.50 per share. The holders of the unit purchase option must pay an exercise price of $12.50 per unit in order to receive the common stock and warrants underlying the unit. We will receive the proceeds from the exercise of the unit purchase option and of all of the warrants, including the warrants exercised by the representative and its designees.
          Our common stock, warrants and units are traded on the American Stock Exchange under the symbols “SRG,” “SRG.WS” and “SRG.U,” respectively. On September 23, 2008, the closing sale price of the common stock, warrants and units was $8.25, $.95 and $8.70, respectively.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2008

ABOUT THIS PROSPECTUS
          You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement or in any amendment to this prospectus. We have not authorized any other person to provide you with different information, and if anyone provides, or has provided, you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we filed previously with the SEC and incorporated herein by reference is accurate only as of the date of the document containing the information.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC.
          You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

          We file annual reports and special reports and other information with the SEC. You may read, without charge, and copy the documents we file with the SEC and the registration statement, including exhibits, may be inspected at the SEC’s public reference room at 100 F Street, NE in Washington, D.C. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports and information regarding issuers that file electronically with the SEC.

PROSPECTUS SUMMARY
The Company
          We were incorporated in the Marshall Islands on August 15, 2006, originally under the name Seanergy Maritime Acquisition Corp., as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the maritime shipping industry or related industries. We changed our name to Seanergy Maritime Corp. on February 20, 2007. On September 28, 2007, we completed an initial public offering of our securities.
          On May 20, 2008, we, along with Seanergy Maritime Holdings Corp. (f/k/a Seanergy Merger Corp.), our wholly owned subsidiary, or Seanergy Buyer, entered into definitive agreements pursuant to which Seanergy Buyer agreed to purchase, for an aggregate purchase price of (i) $367,030,750 in cash, (ii) $28,250,000 in the form of a convertible promissory note, and (iii) up to 4,308,075 shares of its common stock (subject to its meeting certain EBITDA thresholds), six dry bulk vessels from companies associated with members of the Restis family, including four secondhand vessels and two newly-built vessels. On August 26, 2008, our stockholders voted to approve the acquisition. Holders of 6,370,773 shares issued in our initial public offering elected to have their shares redeemed.
          On August 28, 2008, we completed the acquisition, through Seanergy Buyer and its designated nominees, of three of the six dry bulk vessels, which included two 2008 built Supramax vessels and one Handysize vessel. We took delivery of the M/V Davakis G, the M/V Delos Ranger and the M/V African Oryx. Each of these vessels is chartered for a one year term to South African Marine Corporation S.A. at charter rates of $60,000, $60,000 and $30,000 per day, respectively.
          The acquisition was completed with funds from our trust account and with financing from Marfin Bank S.A. of Greece. The financing was extended by Marfin pursuant to a financial agreement dated August 28, 2008 and is comprised of a term loan of up to $165,000,000 and a revolving facility not to exceed $90,000,000. The term loan will be made available in tranches to assist the six designated nominee companies (the “Borrowers”) to acquire each of the six vessels. The term loan is to be repaid over a period of seven years commencing upon delivery of the last vessel. The revolving facility is available for working and investment capital purposes to be used for the acquisition of the vessels. The amount available for drawdown under the revolving facility is tied to the market values of the vessels. The revolving facility will be gradually reduced each year and will be fully repaid together with the term loan. Both the term loan and revolving facility are secured by mortgages over the vessels and other usual securities including charter assignments. The obligations of the Borrowers have been guaranteed by us.
          On September 11, 2008, we completed the acquisition, through Seanergy Buyer and its designated nominee, of our fourth vessel, the M/V Bremen Max, a 1993-built, Panama vessel, chartered at the rate of $65,000 per day to South African Maritime Corporation S.A. for a one year term. The acquisition was completed with funds from working capital, We intend to complete the acquisition of our final two vessels, the MV African Zebra and MV Hamburg Max, on or about September 25, 2008.
          A summary of our business and operations is included in the notice of special meeting of stockholders and proxy statement included as Exhibit 1 to our Current Report on Form 6-K filed with the SEC on July 31, 2008, which is incorporated herein by reference, and the supplemental proxy statement filed as Exhibit 99.1 to our Current Report on Form 6-K filed with the SEC on August 22, 2008, which is also incorporated herein by reference.
          Our principal executive offices are located at c/o Vgenopoulos and Partners Law Firm, 15 Filikis Eterias Square, Athens, 106 73, Greece. The telephone number at our executive office is+30-210-7206900 Attn: Ioannis Tsigkounakis, or +30-210-3726200 Attn: Alexios Komninos. We maintain a website at www.seanergymaritime.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Securities offered:	1,000,000 warrants underlying a unit purchase option and 25,100,000 shares of common stock underlying (i) warrants to purchase 23,100,000 shares of common stock with an exercise price of $6.50 per share, (ii) 1,000,000 shares of common stock underlying the underwriters’ unit purchase option, and (iii) warrants to purchase 1,000,000 shares of common stock with an exercise price of $6.50 per share included as part of the underwriters’ unit purchase option. The warrants expire on September 24, 2011.

Common Stock:

Number outstanding before this offering	22,229,227

Number to be outstanding after this offering	47,329,227, assuming the exercise of all of the underwriters’ unit purchase option and the warrants, including the 1,000,000 warrants underlying the unit purchase option

Offering proceeds	Assuming the exercise of the underwriters’ unit purchase option and all the warrants issued in our initial public offering, we will receive gross proceeds of $169,150,000. We intend to use the proceeds from the exercise of the underwriters’ unit option and the warrants for working capital, operating expenses and other general corporate purposes. If we have indebtedness at the time the warrants are exercised, we may also use the proceeds to repay indebtedness. We may also use the proceeds to acquire other companies or vessels.

American Stock Exchange Symbols	Common Stock: SRG Warrants: SRG.WS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition or state other “forward-looking” information.
          We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:
•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;

•	fluctuations in client demand;

•	management of rapid growth;

•	general economic conditions;

•	our business strategy and plans; and

•	the results of future financing efforts.
          You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.
          All forward-looking statements included herein attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we do not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
RISK FACTORS
          A discussion of the risk factors relating to an investment in us is included in our proxy statement included as Exhibit 1 to our Current Report on Form 6-K filed with the SEC on July 31, 2008, which is incorporated herein by reference, and our supplemental proxy statement filed as Exhibit 99.1 to our Current Report on Form 6-K filed with the SEC on August 22, 2008, which is also incorporated herein by reference. You should carefully consider the risk factors discussed in the proxy statement and supplemental proxy statement, together with all of the other information included in this prospectus, before you decide whether to exercise your warrants.
USE OF PROCEEDS
          Assuming the exercise of the underwriters’ unit purchase option and all the warrants issued in our initial public offering, we will receive gross proceeds of $169,150,000. We intend to use the proceeds from the exercise of the underwriters’ unit purchase option and the warrants issued in our initial public offering for [working capital, operating expenses and other general corporate purposes. If we have indebtedness at the time the warrants are exercised, we may also use proceeds to repay indebtedness. We may also use the proceeds to acquire other companies or additional vessels. There is no assurance that the holders of the unit purchase option or the warrants will elect to exercise any or all of the unit purchase option or the warrants.

DETERMINATION OF OFFERING PRICE
          The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the applicable security. The exercise price of the 24,100,000 warrants (including the warrants underlying the underwriters’ unit purchase option) is $6.50 per share and the exercise price of the unit purchase option is $12.50 per unit. Each offering price was determined at the time of the initial public offering.
CAPITALIZATION AND INDEBTEDNESS
          A discussion of our capitalization and indebtedness as of March 31, 2008 is included in our proxy statement included as Exhibit 1 to our Current Report on Form 6-K filed with the SEC on July 31, 2008, which is incorporated herein by reference.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
          Unaudited pro forma financial information with respect to the acquisition of six dry bulk vessels from companies associated with members of the Restis family, as of and for the three months ended March 31, 2008, and for the year ended December 31, 2007, is included in our proxy statement included as Exhibit 1 to our Current Report on Form 6-K filed with the SEC on July 31, 2008, which is incorporated herein by reference.
          Approval of the proposed acquisition required that a majority of the votes cast at the shareholders’ meeting be cast in favor of the proposed acquisition and that holders of fewer than 35% of Seanergy’s shares of common stock issued in the initial public offering (8,084,999 shares) voted against the proposed acquisition. On August, 26, 2008, shareholders of Seanergy approved the proposed acquisition, with holders of 6,514,175 shares voting against the proposed acquisition. Of the shareholders voting against the proposed acquisition, holders of 6,370,773 shares properly demanded redemption of their shares and were paid $63,707,730, or $10.00 per share, which included a forfeited portion of the deferred underwriter’s contingent fee.

PRICE RANGE OF SECURITIES
          Seanergy common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols “SRG,” “SRG.WS” and “SRG.U,” respectively. Each unit of Seanergy consists of one share of common stock and one warrant. The warrants became separable from the common stock on October 26, 2007. Each warrant entitles the holder to purchase from Seanergy one share of common stock at an exercise price of $6.50 commencing on the later of the completion of an initial business combination or September 24, 2008. The warrants will expire at 5:00 p.m., New York City time, on September 24, 2011, or earlier upon redemption. Prior to October 26, 2007, there was no established public trading market for Seanergy’s common stock, warrants or units.
          The following table sets forth, for the periods indicated, the high and low sales prices of Seanergy’s common stock, warrants and units as reported on the American Stock Exchange.

	Common Stock				Warrants				Units
	High		Low		High		Low		High	Low
Year Ended
December 31, 2007	$9.64	*	$9.30	*	$1.63	*	$1.20	*	$11.10	$10.38

Quarter Ended
September 30, 2007	N/A		N/A		N/A		N/A		$10.42	$10.35
December 31, 2007	$9.64		$9.30		$1.63		$1.20		$11.10	$10.38
March 31, 2008	$9.50		$9.21		$1.35		$0.38		$10.75	$9.55
June 30, 2008	$9.81		$9.66		$1.99		$1.81		N/A	N/A

Month Ended
August 31, 2008	$10.00		$8.20		$1.90		$1.45		$11.70	$9.85
July 31, 2008	$9.91		$9.40		$2.50		$1.30		$10.51	$11.50
June 30, 2008	$9.94		$9.66		$2.62		$1.81		$11.55	$11.55
May 31, 2008	$10.05		$9.35		$2.28		$0.65		$9.81	$11.55
April 30, 2008	$9.50		$9.26		$0.73		$0.42		$9.46	$9.81
March 31, 2008	$9.45		$9.12		$0.75		$0.37		$9.45	$9.74

*	Period commenced on October 26, 2007.
PLAN OF DISTRIBUTION
          Pursuant to the terms of the warrants, shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We do not know if or when the warrants will be exercised. We also do not know whether any of the shares acquired upon exercise will be sold.

LEGAL MATTERS
          The validity of the securities offered in this prospectus was passed upon for us by Reeder & Simpson, P.C., Piraeus, Greece.
EXPERTS
          Weinberg & Company, P.A., an independent registered public accounting firm, has audited our financial statements as of December 31, 2007 and 2006, and for the year ended December 31, 2007, the period from August 15, 2006, (Inception) to December 31, 2006, and the period from August 15, 2006 (Inception) to December 31, 2007 (Cumulative), as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
          The combined financial statements of Goldie Navigation Ltd., Pavey Services Ltd., Shoreline Universal Ltd., Valdis Marine Corp., Kalistos Maritime S.A. and Kalithea Maritime S.A. (together, the “Group”) as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, have been incorporated by reference herein in reliance upon the report of KPMG Certified Auditors A.E., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such report contains an explanatory paragraph stating that the combined financial statements referred to above present the aggregated financial information of the six vessel-owning companies (the “Group”) and an allocation of long-term debt and that the combined financial statements may not necessarily be indicative of the Group’s financial position, results of operations, or cash flows had the Group operated as a separate entity during the period presented or for future periods.
EXPENSES
          The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee		$0
Transfer agent’s fees and expenses		$0
Legal fees and expenses	$
Printing fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	our Current Reports on Form 6-K filed May 22, 2008 (as amended on May 28, 2008), July 2, 2008, July 15, 2008, July 22, 2008, July 29, 2008, July 31, 2008, August 15, 2008, August 22, 2008 and September 3, 2008;

•	our Current Reports on Form 8-K filed April 1, 2008 and May 19, 2008; and

•	the description of our common stock contained in our Form 8-A filed September 19, 2007.
          In addition, any Form 20-F, 10-K or 8-K after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or that deregisters all securities then remaining unsold, and our reports on Form 6-K filed with the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
          Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Georgios Koutsolioutsos, Chairman of the Board, Seanergy Maritime Corp. c/o Vgenopoulos and Partners Law Firm, 15 Filikis Eterias Square, Athens, 106 73, Greece. The telephone number at our executive office is +30-210-7206900 Attn: Ioannis Tsigkounakis, or +30-210-3726200 Attn: Alexios Komninos.
INDEMNIFICATION
          Our articles of incorporation provide that the Company, to the full extent permitted by Section 60 of the Marshall Islands Business Corporations Act, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.
          Our bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Marshall Islands law.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
          Our amended and restated articles of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 60 of the Marshall Islands Business Corporation Act.
          Section 60 of the Marshall Islands Business Corporation Act concerning indemnification of officers, directors, employees and agents is set forth below:
          Section 60. Indemnification of directors and officers.
          (1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          (2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
          (5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
          (6) Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          (7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          Paragraph F of Article Seventh of our amended and restated articles of incorporation provides:
          “The Corporation, to the full extent permitted by Section 60 of the BCA, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
Item 9. Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1)

4.1	Specimen Unit Certificate (1)

4.2	Specimen Common Stock Certificate (1)

4.3	Specimen Public Warrant Certificate (1)

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (1)

4.5	Form of Unit Purchase Option to be granted to the Representative (1)

5.1	Opinion of Reeder & Simpson P.C. as to the legality of the securities being registered (1)

8.1	Opinion of Loeb & Loeb LLP, Special Counsel to the Registrant, relating to tax matters(1)

Exhibit
Number	Description of Document

23.1	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1) (1)

23.2	Consent of Weinberg & Company, P.A., independent registered public accounting firm

23.3	Consent of KPMG Certified Auditors A.E., independent registered public accounting firm

24	Power of Attorney*

(1)	Incorporated by reference to the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 10, 2007, and subsequently amended on August 17, 2007, September 4, 2007, September 17, 2007, September 19, 2007 and September 24, 2007 (Registration No. 333-144436) and the Registration Statement on F-1 filed with the Securities and Exchange Commission on September 25, 2008 (Registration No. 333-146281).

*	Previously provided
Item 10. Undertakings.
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, United States of America, on the 6th day of October, 2008.

SEANERGY MARITIME CORP.
By:	/s/ Alexios Komninos
Alexios Komninos
Chief Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

*	Chairman of the Board of Directors	October 6, 2008
Georgios Koutsolioutsos

*	Chief Executive Officer and Director	October 6, 2008
Dale Ploughman	(principal executive officer)

/s/ Alexios Komninos	Chief Financial Officer, Treasurer and Director	October 6, 2008
Alexios Komninos	(principal financial and accounting officer)

/s/ Ioannis Tsigkounakis	Secretary and Director	October 6, 2008
Ioannis Tsigkounakis

*	Director	October 6, 2008
Elias M. Culucundis

*	Director	October 6, 2008
Kostas Koutsoubelis

/s/ Ioannis Tsigkounakis Name: Ioannis Tsigkounakis Title: Attorney-in-fact